UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
___________________________

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 2, 2022
Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		95-4081636
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 1200	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	J	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 2, 2022, Jacobs Engineering Group Inc. (the “Company”) announced the departure of Dawne Hickton from her role as Executive Vice President and President, Critical Mission Solutions (“CMS”), effective April 1, 2022. From April 1, 2022 through her departure from the Company on June 3, 2022, Ms. Hickton will serve as a special advisor to Chair and CEO Steve Demetriou, assisting with the transition of the role of Executive Vice President and President, CMS to Steve Arnette, currently Senior Vice President of Advanced Engineering, Research & Operations of CMS. In connection with Ms. Hickton’s role as special advisor, she will continue to receive her current compensation. Upon her departure from the Company, Ms. Hickton will be eligible for the benefits under the Company’s Executive Severance Plan for a Qualifying Termination not in connection with a Change in Control (as defined in the Executive Severance Plan), including a cash payment in the amount of approximately $2,200,000, and continued vesting of equity awards for a period of nine months from her separation. As provided for under the Executive Severance Plan, Ms. Hickton will enter into a waiver and general release of claims and will be subject to the restrictive covenants set forth in the Executive Severance Plan, including those relating to non-competition and non-solicitation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2022

JACOBS ENGINEERING GROUP INC.

By:	/s/ Steven J. Demetriou
Steven J. Demetriou
Chair and Chief Executive Officer